                                                                 EXHIBIT 10.02.2

                         PLAN AND AGREEMENT OF EXCHANGE

                                 CITIZENS, INC.
                                       AND
                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY

         This Plan and Agreement of Exchange ("Agreement") is by and between Citizens, Inc. ("Citizens"), a Colorado corporation and Lifeline Underwriters Life Insurance Company ("Lifeline"), a Texas insurance corporation.

                                   WITNESSETH:

         WHEREAS, Lifeline is a stock life insurance company duly organized and existing under the laws of the State of Texas; and

         WHEREAS, Citizens is a corporation duly organized and existing under the laws of the State of Colorado; and

         WHEREAS, the respective Boards of Directors of Lifeline and Citizens have voted to effect a statutory exchange under both the Texas Business Corporation Act and the Colorado Business Corporation Act whereby Citizens will acquire all of the issued and outstanding common stock of Lifeline in exchange for shares of Class A Common Stock of Citizens upon the conditions hereinafter stated;

         NOW, THEREFORE, for good and valuable consideration consisting of the premises below it is agreed between the parties as follows:


                                    ARTICLE I
                                 THE TRANSACTION

         1.1 Subject to approval of this Agreement by the Insurance Commissioner of the State of Texas, and subject to the conditions set forth herein, on the "Effective Date" as herein defined, Citizens shall acquire all of the issued and outstanding common stock of Lifeline for shares of Citizens Class A Common Stock pursuant to a share exchange (the "Exchange") under Part Five of the Texas Business Corporation Act and Article 111 of the Colorado Business Corporation Act as set forth herein, and for no cash or other property. The Exchange shall be completed at a closing ("Closing") on a date ("Closing Date") which shall be as soon as reasonably possible, and as mutually agreed between the parties, on or before the tenth business day after regulatory and stockholder approvals are obtained in accordance with applicable law.



                                   10.02.2-1

         1.2 On the Effective Date, the separate corporate existence of Lifeline shall be unaffected and unimpaired and it shall continue to be a Texas life insurance corporation subject to and governed by the laws of the State of Texas, with all of its rights, powers, duties, purposes, franchises and licenses as are in existence on the Effective Date. Articles of Exchange, in the form attached hereto as Exhibit A subject to any modifications as may be authorized or required in accordance with applicable law (collectively the "Exchange Filings"), shall be completed and executed by the parties and filed by Citizens as contemplated by this Agreement as soon as reasonably possible, and on or before the tenth business day after all regulatory and shareholder approvals are obtained in accordance with applicable law.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares of Lifeline, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the acquisition of Lifeline by Citizens shall be delivered to and filed with the Commissioner of Insurance of the State of Texas (and any other governmental entity with which a filing is required), by Citizens and upon the approval of this Agreement as required by requisite states' laws, the appropriate documents to accomplish the Exchange shall then be filed as required by law to effectuate the transactions contemplated hereby, and the Exchange shall become effective at the Closing Date. The Closing Date shall be the Effective Date for the Exchange.


                                   ARTICLE II
                         ISSUANCE AND EXCHANGE OF SHARES

         2.1 The manner and basis of exchanging shares of Lifeline into Citizens pursuant to the Exchange is as follows: As set forth in Section 2.2 and Section 2.4, on the Effective Date each shareholder of Lifeline shall receive a number of shares of Citizens Class A Common Stock equal in market value ("Market Value") to the Lifeline stock owned by such shareholder. For purposes of this Agreement, the per share Market Value of Citizens Class A Common Stock shall be equal to the average closing price of such stock as reported by the American Stock Exchange for the 20 trading days immediately preceding (but not including) the Effective Date; and the Market Value of the Lifeline stock shall be $5.00 per share. The offer and sale of the Citizens Class A Common Stock to be issued hereunder shall be registered by Citizens pursuant to the Securities Act of 1933 and applicable state securities laws, as provided in Section 5.3 hereof.

         2.2 Upon the Effective Date, each holder of a certificate or certificates representing shares of Lifeline, upon presentation and surrender of such certificate or certificates to the Exchange Agent of Citizens, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Texas law shall not be converted into shares of Citizens Class A Common Stock, but shall represent only such rights as are permitted under the Texas Business Corporation Act. Lifeline shall pay or otherwise satisfy payment relating to shares as to which dissenters' rights have been asserted and perfected



                                   10.02.2-2
pursuant to Texas law solely out of its own funds; Citizens shall not contribute or otherwise be liable for any payments to such persons arising from the Exchange. Upon such presentation, surrender, and exchange as provided in this
Section 2.2, certificates representing shares of Lifeline previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of Lifeline at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 2.1 of this Agreement. If a certificate or the certificates representing shares of Lifeline have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

         2.3 The stock transfer books of Lifeline shall be closed on the Closing Date, and thereafter no transfers of the common stock of Lifeline will be made.

         2.4 No fractional shares of Citizens stock shall be issued as a result of the Exchange. In the event the exchange of shares results in any shareholder being entitled to a fraction of a whole share of Citizens stock, the number of shares to be issued to such shareholder shall be rounded up to the nearest whole share.

                                   ARTICLE III
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF LIFELINE

         To the best of its knowledge and belief, Lifeline hereby represents, warrants and covenants to Citizens as follows, except as stated in the Lifeline Disclosure Statement attached hereto as Exhibit B:

         3.1 Lifeline is a life insurance corporation duly organized, validly existing and in good standing under the insurance laws of Texas with full corporate power and authority to own the respective properties which it now owns; and is qualified or licensed to conduct its business and is in good standing in all states where such qualifications or licensing is required, and has full corporate power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.2 The Articles of Incorporation and Bylaws of Lifeline, copies of which have been delivered to Citizens, are complete and accurate and the minute books of Lifeline contain a record of all meetings and corporate actions of the shareholders and Board of Directors of Lifeline that is complete and accurate in all material respects.

         3.3 The aggregate number of shares which Lifeline is authorized to issue is 700,000 shares of $1.00 par value common stock and 700,000 such shares are issued and outstanding, fully paid and non-assessable. Lifeline has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchange for any shares of capital stock.



                                   10.02.2-3

         3.4 Lifeline has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.5 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Lifeline will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Lifeline or any contracts, agreements, pledges, loans or any other obligations of Lifeline.

         3.6 Lifeline has delivered to Citizens its annual convention statement for the year ended December 31, 2000. Also, Lifeline has delivered to Citizens its quarterly financial statement for the quarter and six months ended June 30, 2001. All such statements, herein sometimes called "Lifeline Financial Statements", present fairly, in all material respects, the admitted assets, liabilities and surplus of Lifeline as of the dates thereof, and the results of operations and its cash flows for the year then ended, in conformity with the accounting practices prescribed or permitted by the Insurance Department of the State of Texas.

         3.7 The assets of Lifeline have admissible values at least equal to the amounts attributed to them on its June 30, 2001 statutory financial statement and will have a value at least equal to those set forth in the December 31, 2000 annual convention statement.

         3.8 Lifeline has delivered to Citizens a copy of each of the Federal income tax returns of Lifeline for the years ended December 31, 1999 and December 31, 2000. The provisions for taxes paid by Lifeline are believed by Lifeline to be sufficient for payment of all accrued and unpaid Federal, state, county and local taxes of Lifeline (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports of information required or requested by Federal, state, county and local tax authorities have been filed or supplied in a timely fashion and all such information is true and correct in all material respects. Provision has been made in Lifeline financial statements for the payment of all taxes due to date by Lifeline, including accrued taxes for the current year ended December 31, 2001. No Federal income tax return of Lifeline is currently under audit.

         3.9 Since December 31, 2000, there has not been any material adverse change in the business or condition, financial or otherwise, of Lifeline, including any loss or damages to any of its assets, properties or rights as shown on December 31, 2000 Lifeline statutory statement as filed with the Texas Department of Insurance that would be material to Lifeline taken as a whole.

         3.10 Attached to Exhibit B is a listing of all pending legal proceedings or known regulatory inquiries involving Lifeline and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving claims pending, or to the knowledge of the officers of Lifeline, threatened against Lifeline or affecting any of its assets, or properties. Lifeline is not in any breach or violation of or default under any contract or instrument to which Lifeline is a party, and no event has occurred which with the lapse of time or action by a third party could result in a breach or violation of or default by Lifeline under any contract or other instrument to which Lifeline is a party



                                   10.02.2-4
or by which it or any of its property may be bound or affected, or under its Articles of Incorporation or Bylaws, or any court order, statute, ruling or regulation applicable to Lifeline which breach or violation of or default could have a material adverse effect on Lifeline.

         3.11 The execution and delivery of this Agreement has been duly authorized and approved by Lifeline's Board of Directors.

         3.12 Lifeline has provided Citizens a copy of Lifeline's employee manual and related documents which include a description of Lifeline's employee benefits. Except as shown in the material provided, Lifeline has no employment agreements.

         3.13 Lifeline will call and hold a meeting of its shareholders as soon as practicable after the date hereof, at which meeting the Board of Directors will, subject to its fiduciary obligations to shareholders, submit and recommend the Agreement and transactions described herein to its shareholders, and, if the requisite approval by such shareholders is obtained, will undertake promptly to consummate the Exchange as set forth herein.

         3.14 Lifeline shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business, will pay no shareholder dividend and will not intentionally enter into any agreement or transaction that would materially and adversely affect its financial condition, and will not increase the compensation of any of its employees other than in the usual course of business consistent with past practices.

         3.15 Lifeline has provided to Citizens all contracts, other than insurance policies issued or assumed by Lifeline, to which Lifeline is a party.

         3.16 The representations and warranties of Lifeline shall be true and correct as of the Effective Date as well as the date hereof.

         3.17 Lifeline has delivered, or will deliver to Citizens, any reports relating to the financial and business condition of Lifeline which are prepared after the date of this Agreement and sent to regulators after the execution date of this Agreement.

         3.18 No representation or warranty by Lifeline in this Agreement, the Lifeline Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.



                                   10.02.2-5

                                   ARTICLE IV
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF CITIZENS

         To the best of its knowledge and belief, Citizens hereby represents, warrants and covenants to Lifeline as follows, except as stated in the Citizens Disclosure Statement attached hereto as Exhibit C:

         4.1 Citizens is a corporation duly organized, validly existing and in good standing under the laws of Colorado, with full power and authority to own the respective properties which it now owns; and is qualified or licensed to conduct its business and is in good standing in all states where such qualifications or licensing is required.

         4.2 The total number of shares of both classes of capital stock which Citizens is authorized to issue is 50,000,000 shares of Class A Common Stock with no par value and 1,000,000 shares of Class B common stock of no par value. As of the date hereof, there are 26,642,938 shares of Class A Common Stock issued, of which 24,417,118 are outstanding and 711,040 shares of Class B common stock are issued and outstanding. Citizens has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. The shares to be issued in connection with the Exchange shall be, and all Citizens stock currently issued or outstanding is, validly issued, fully paid and nonassessable.

         4.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Citizens will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Citizens.

         4.4 The execution of this Agreement has been duly authorized and approved by Citizens' Board of Directors. Citizens has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law (which such approvals are listed on the attached Exhibit D), to consummate the transaction contemplated by this Agreement.

         4.5 Citizens has delivered to Lifeline its annual consolidated financial statement for the year ended December 31, 2000. Also, Citizens has delivered to Lifeline its consolidated financial statements for the quarter and six months ended June 30, 2001. All such statements, herein sometimes called "Citizens Financial Statements", are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Citizens for the period included and have been prepared in accordance with generally accepted accounting principles consistently applied.

         4.6 Since December 31, 2000, there has not been any material adverse change in the business or condition, financial or otherwise, of Citizens and its subsidiaries taken as a whole, including any material loss or damages to any of its assets, properties or rights from that shown on the Citizens Financial Statements.



                                   10.02.2-6

         4.7 Citizens has delivered to Lifeline a listing of all pending legal proceedings involving Citizens and its consolidated subsidiaries as set forth on Exhibit C and, except for these proceedings, there are no legal proceedings pending, or to the knowledge of the officers of Citizens, threatened against Citizens or affecting any of its assets or properties and Citizens is not in any material breach or violation of or default under any contract or instrument to which Citizens is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by Citizens under any contract or other instrument to which Citizens is a party or by which it or any of its properties may be bound or affected, or under its Articles of Incorporation or Bylaws, or any court order, statute, ruling or regulation applicable to Citizens. The execution, delivery and performance of the Agreement by Citizens will not with the lapse of time or action by a third party result in a material breach or violation of or default by Citizens under any contract or other instrument to which Citizens is a party or by which it or any of its properties may be bound of affected, or under its Articles of Incorporation or Bylaws, or any court order, statute, ruling or regulation applicable to Citizens.

         4.8 Citizens' shareholders are not required to approve the issuance of shares pursuant to this Agreement.

         4.9 Citizens is the owner of all of the issued and outstanding stock of Citizens Insurance Company of America.

         4.10 Citizens has delivered to Lifeline true and correct copies of Citizens Annual Report to Shareholders for the years ended December 31, 1999 and 2000 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1998, 1999, and for 2000. Citizens will also deliver to Lifeline on or before the Closing Date any reports relating to the financial and business condition of Citizens which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.11 Citizens has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of Citizens generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances and time under which they were made, not misleading.

         4.12 Citizens has received, and to the extent it deems necessary, reviewed the various agent contracts, commission agreements and the other contracts included in Exhibit B between Lifeline and Little & Rooney Insurance Agency.

         4.13 The representations and warranties of Citizens shall be true and correct as of the Effective Date as well as the date hereof.



                                   10.02.2-7

                                    ARTICLE V
              OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

         5.1 This Agreement shall be duly submitted to the shareholders of Lifeline for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by Lifeline, such date to be the earliest practicable date after the proxy statement may first be sent to Lifeline shareholders without objection by applicable governmental authorities, provided that Lifeline will have at least 30 days to solicit proxies. Citizens will furnish to Lifeline the information relating to Citizens required by the Federal Securities Laws to be included in the proxy statement. Citizens represents and warrants that at the time of the Lifeline shareholders' meeting, the proxy statement, insofar as it relates to Citizens and contains information furnished by Citizens specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Lifeline represents and warrants that at the time of the Lifeline shareholder meeting, the proxy statement, insofar as it relates to Lifeline and contains information furnished by Lifeline specifically for use in such proxy statement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of Lifeline, subject to its fiduciary obligations to shareholders, shall use reasonable efforts to obtain the requisite approval of Lifeline shareholders of this Agreement and the transactions contemplated herein. Citizens and Lifeline shall take all reasonable and necessary steps and actions to comply with and to secure Lifeline's shareholder approval of this Agreement and the transactions contemplated herein as may be required by applicable law.

         5.2 At all times prior to the Effective Date, but during regular business hours, each party will permit the other to examine its books and records and the books and records of its affiliates and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other party with information that is confidential or proprietary in nature. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure and shall not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information together with all copies of such writings and, in addition, shall destroy or shall maintain the information with the standard of care that is exercised with respect to its own confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date



                                   10.02.2-8
passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party or any of its affiliates or any third party to whom the disclosure is made.

         5.3 Citizens and Lifeline shall promptly provide each other with information as to any significant developments that materially hinder the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         As promptly as practicable after the execution of this Agreement, Citizens will prepare and file with the Securities and Exchange Commission ("Commission") a registration statement on Form S-4 (the "Registration Statement") covering the issuance of Citizens shares in the Exchange. Each of Citizens and Lifeline will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and will take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Citizens Common Stock in the Exchange. Citizens will use all reasonable efforts to cause the Registration Statement to remain effective through the Effective Date. Citizens and Lifeline will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions.

         Citizens will use all reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of the Citizens Class A Common Stock in the Exchange.

         As promptly as practicable after the Registration Statement shall have become effective, Lifeline will mail a notice of special meeting to its stockholders entitled to notice of and to vote at the Lifeline Stockholders' Meeting.

         If at any time prior to the Effective Date any event or circumstance relating to Lifeline or any of its Affiliates, or its or their respective officers or directors should be discovered by Lifeline that should be set forth in an amendment to the Registration Statement, Lifeline will promptly inform Citizens, and Citizens will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

         If at any time prior to the Effective Date any event or circumstance relating to Citizens or any of its Affiliates, or to their respective officers or directors, should be discovered by Citizens that should be set forth in an amendment to the Registration Statement, Citizens will promptly inform Lifeline, and Citizens will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

         No amendment or supplement to the Registration Statement will be made by Citizens without prior consultation with Lifeline. Citizens and Lifeline each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any



                                   10.02.2-9
supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of Citizens Common Stock issuable in connection with the Exchange for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the Proxy Statement, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

         Citizens will use all reasonable efforts to cause the shares of Citizens Common Stock to be issued in the Exchange to be approved for listing (subject to official notice of issuance) on the American Stock Exchange prior to the Effective Date. To the knowledge of Citizens, there are no facts and circumstances that would preclude Citizens Common Stock to be issued in the Exchange from being approved for listing on the American Stock Exchange.

         5.4 The parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as reasonably practicable.


                                   ARTICLE VI
                               REGULATORY FILINGS

         6.1 Within 15 days after the execution of this Agreement, Citizens shall file with the Insurance Commissioner of Texas all of the regulatory approval documents required by Texas law in order to close this Agreement.


                                   ARTICLE VII
            CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE EXCHANGE

         The following are conditions precedent to the consummation of the Exchange, on or before the Effective Date:

         7.1 Citizens and Lifeline shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement shall have been duly and validly authorized, approved and adopted, at a meeting of the shareholders of Lifeline duly and properly called for such purpose in accordance with the applicable law.



                                   10.02.2-10

         7.3 This Agreement is in all things subject to the provisions of the applicable insurance laws and the regulations promulgated thereunder, and shall not become effective until approval of the Exchange is obtained from the Commissioner of Insurance of the State of Texas (and any other governmental entity with jurisdiction over the transaction) in accordance with the provisions of the laws of said state. Citizens and Lifeline agree, as soon as practical after the execution and delivery of this Agreement, to file and to use commercially reasonable efforts to obtain such approval of the transactions contemplated by this Agreement. Neither Citizens nor Lifeline shall be obligated to file a suit or to appeal from any adverse ruling by the Commissioner of Insurance of the State of Texas, and neither Citizens nor Lifeline shall be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval.

         7.4 No action, suit or proceeding shall have been instituted or shall have been threatened in writing before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the Exchange, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the ground that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.5 The representations and warranties made by Citizens and Lifeline in this Agreement shall be true in all material respects as though such representation and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of (1) changes caused by transactions suggested or approved in writing by each party hereto or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of Citizens or Lifeline) during or arising after the date of this Agreement.

         7.6 Lifeline shall have furnished Citizens with:

                  (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Lifeline approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of Lifeline;

                  (2) a certified copy of a resolution or resolutions duly adopted by the requisite number of shareholders of Lifeline approving this Agreement and the transactions contemplated by it in accordance with applicable law;

                  (3) an opinion of Sneed, Vine & Perry, P.C., counsel to Lifeline. dated as of the Effective Date as set forth in Exhibit E attached hereto; and

                  (4) an agreement from each "affiliate" of Lifeline, in the form attached as Exhibit F.



                                   10.02.2-11

         7.7 Citizens shall furnish Lifeline with:

                  (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Citizens, approving this Agreement and the transactions contemplated by it; and

                  (2) opinions of Jones & Keller, P.C., counsel for Citizens, dated as of the Effective Date, as set forth in Exhibits G and H attached hereto.

         7.8 Citizens and Lifeline shall approve and file the Articles of Exchange, consistent with this Agreement, for this transaction with the requisite governmental authorities.

         7.9 The Closing of the Plan and Agreement of Exchange for the common stock of Combined Underwriters Life Insurance Company ("Combined") shall occur simultaneously with the closing of the Exchange.

                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Exchange may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of Lifeline) prior to the Effective Date of such Exchange:

         (1)      By mutual written consent of Citizens and Lifeline;

         (2) By Citizens or Lifeline, if any condition set forth in Article VII has not been met or has not been waived;

         (3) By Citizens or Lifeline, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the Exchange;

         (4) By Citizens or Lifeline, if there is discovered any material error, misstatement or omission in the representations and warranties of another party made herein;

         (5) By Citizens or Lifeline, if more than 2.5% of the shares of Lifeline are properly perfected as to rights to dissent to the Exchange under Section 5.11 of the Texas Business Corporation Act;

         (6) If the Texas Commissioner of Insurance issues an order denying the application of Citizens to acquire control of Lifeline or Combined or fails to approve both



                                   10.02.2-12
                  applications within 120 days from its filing, this Agreement shall terminate in totality; or

         (7) Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the party (or shareholders of the party) waiving such term or condition.


                                   ARTICLE IX
      TERMINATION OF REPRESENTATIONS AND WARRANTIES AND CERTAIN AGREEMENTS

         9.1 The respective representations, warranties, covenants and agreements of the parties hereto, shall expire with, and be terminated and extinguished by, the Exchange or at the time of the consummation thereof. Neither Party shall be under any liability whatsoever with respect to any such representation, warranty, covenant or agreement which does not so survive, it being intended that the sole remedy of the parties for a breach of any such representation, warranty, covenant or agreement shall be to elect not to proceed with the Exchange if such breach has resulted in the failure to satisfy a condition precedent to such party's obligation to consummate the transactions contemplated hereby.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

         10.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Citizens and Lifeline each represent to the other that it has not employed any investment bankers, brokers, finders or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from Citizens or Lifeline or any subsidiary of any of them because of the consummation of the transactions contemplated by this Agreement.



                                   10.02.2-13

         10.4 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.5 This Agreement may be amended upon approval of the Board of Directors of each party; provided that the definition of Market Value for the stock of Lifeline and/or Citizens shall not be amended without approval of the requisite shareholders of Lifeline.

         10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To Citizens:                        To Lifeline:

Citizens, Inc.                      Lifeline Underwriters Life Insurance Company
400 E. Anderson Lane                307 N. Glenwood
Austin, Texas 78752                 Tyler, Texas 75702

Attn: Mark A. Oliver                Attn: Gary C. Cole
      President                           President

with copies to:                     with copies to:

Jones & Keller, P.C.                Sneed, Vine & Perry, P.C.
1625 Broadway, Suite 1600           901 Congress Ave.
Denver, CO 80202                    Austin, Texas 78701
Attn: Reid Godbolt, Esq.            Attn: Jim Shawn, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.7 No press release or public statement will be issued relating to the transaction contemplated by this Agreement without prior approval of Citizens or Lifeline. However, either Citizens or Lifeline may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.8 This Agreement shall be governed, construed and enforced in accordance with the laws of Texas, without regard to any conflicts of law provisions.



                                   10.02.2-14

         10.9 This Agreement shall be deemed to have been drafted by both parties, and therefore the rule against construing ambiguities against the party drafting a contract shall be inapplicable to this Agreement.

         10.10 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.




                     [REST OF PAGE INTENTIONALLY LEFT BLANK]



                                   10.02.2-15

         IN WITNESS THEREOF, the parties have set their hands and seals this the 20th day of November, 2001.


                                       LIFELINE UNDERWRITERS LIFE INSURANCE
                                            COMPANY


                                       By: /s/ Gary C. Cole
                                          --------------------------------------
                                          Gary C. Cole, President


                                       CITIZENS, INC.


                                       By: /s/ Mark A. Oliver
                                          --------------------------------------
                                          Mark A. Oliver, President



                                   10.02.2-16

                                    EXHIBIT A
                              ARTICLES OF EXCHANGE

                                 CITIZENS, INC.
                                       AND
                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY



         ARTICLES OF EXCHANGE entered into this ___ day of ___________, 2001, by and between Citizens, Inc., a Colorado corporation ("Citizens") and Lifeline Underwriters Life Insurance Company, a Texas corporation ("Lifeline").

         THIS IS TO CERTIFY:

         FIRST: The parties which are parties to these Articles of Exchange are Lifeline Underwriters Life Insurance Company, a Texas corporation and Citizens, Inc., a Colorado corporation, and each of said corporations agrees to have the $1.00 par value common stock of Lifeline (hereinafter the "Common Stock") acquired by Citizens in a share exchange (the "Exchange") as provided by these Articles of Exchange.

         SECOND: The name and state of incorporation of each party to these Articles of Exchange are as follows: Lifeline Underwriters Life Insurance Company is a corporation incorporated under the laws of the State of Texas, and Citizens, Inc. is a corporation incorporated under the laws of the State of Colorado.

         THIRD: As to the Common Stock:

         A. On the Effective Date (as defined in Article TENTH below), each one share of the Common Stock of Lifeline issued and outstanding immediately prior thereto shall automatically be converted into and shall be exchanged for ________ shares of the Citizens' Class A Common Stock subject to D. below.

         B. Upon the Effective Date, each holder of a certificate or certificates representing shares of Common Stock, upon presentation and surrender of such certificate or certificates to the exchange agent for Citizens, shall be entitled to receive the consideration set forth in this Article THIRD, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Texas law shall not be converted into shares of Citizens' Common Stock, but shall represent only such rights as are perfected under the Texas Business Corporation Act. Upon such presentation, surrender and exchange as provided in this Article THIRD, certificates representing shares of Common Stock previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of Common Stock at the Effective Date shall be deemed for all purposes to evidence the right to receive



                                   10.02.2-17
the consideration set forth in this Article THIRD. If the certificate or certificates representing shares of Common Stock have been lost, stolen, mutilated or destroyed, the exchange agent of Citizens shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

         C. The stock transfer books of Lifeline shall be closed on the Effective Date, and thereafter no transfers of the Lifeline Common Stock will be made.

         D. No fractional shares of Citizens' Class A Common Stock will be issued as a result of the Exchange. In the event the exchange of shares results in any shareholder being entitled to a fraction less than whole share of Citizens' Class A Common Stock, such fraction will be rounded up to the nearest whole share.

         FOURTH: A Plan and Agreement of Exchange between Citizens and Lifeline has been approved by the boards of directors of Citizens and Lifeline and the requisite vote of shareholders of Lifeline. Approval by shareholders of Citizens is not required.

         FIFTH: The Board of Directors of Lifeline by [minutes at the __________, 2001 meeting or by unanimous written action signed by all of the directors] duly authorized and adopted a resolution declaring that the Plan and Agreement of Exchange as herein set forth and the performance of its terms is duly authorized and advisable and directing that these Articles of Exchange be submitted for action thereon by the shareholders of Lifeline, all in the manner and by the vote required by the Texas Business Corporation Act and the Articles of Incorporation of Lifeline.

         SIXTH: At a meeting of common shareholders of Lifeline held on ________, 2001, _______ shares were outstanding and entitled to vote on the matters set forth in these Articles of Exchange. ________ shares voted in favor of the Plan and Agreement of Exchange and ______ shares voted against the Plan and Agreement of Exchange; ________ shares abstained. The number of shares voting on the Plan and Agreement of Exchange was sufficient for approval by the common shareholders.

         SEVENTH: The Board of Directors of Citizens by [minutes at the ________, 2001 meeting or by unanimous written action signed by all of the directors] duly authorized and adopted a resolution declaring that the Plan and Agreement of Exchange as herein set forth and the performance of its terms is duly authorized and advisable, all in the manner and by the vote required by the Colorado Business Corporation Act and the Articles of Incorporation of Citizens.

         EIGHTH: An executed Plan and Agreement of Exchange is on file at the principal place of business of Citizens located at 400 E. Anderson Lane, Austin, Texas 78752.

         NINTH: A copy of the Plan and Agreement of Exchange will be furnished by each surviving, acquiring or new domestic or foreign corporation or other entity, on written request and without charge, to any shareholder of Lifeline.



                                   10.02.2-18

         TENTH: The Exchange provided for by these Articles of Exchange shall become effective at the time of filing the last document required by law (the "Effective Date").

         ELEVENTH: The name and address of the Registered Agent and principal office of the acquiring entity is:

Agent:                                 Principal Office:
      -----------------------                           ------------
-----------------------------          -----------------------------
-----------------------------          -----------------------------
-----------------------------          -----------------------------


         IN WITNESS WHEREOF, Citizens and Lifeline, parties to these Articles of Exchange, have caused these Articles of Exchange to be signed and acknowledged by its Chairman and attested by the Secretary all as of the ________ day of _________________, 2001.




ATTEST:                                LIFELINE UNDERWRITERS LIFE
                                       INSURANCE COMPANY


                                       By:
-----------------------------             --------------------------
                                       Gary C. Cole, President



ATTEST:                                CITIZENS, INC.


                                       By:
-----------------------------             --------------------------
                                       Mark A. Oliver, President



                                   10.02.2-19

                                    EXHIBIT B
                          LIFELINE DISCLOSURE STATEMENT


         Pursuant to the provisions of Article III of the Plan and Agreement of Exchange ("Agreement") by and between Lifeline and Citizens, Lifeline hereby makes the following disclosures respecting the similarly numbered sections in the Agreement:


                       (No Additional Disclosure Required)



                                   10.02.2-20

                                    EXHIBIT C
                          CITIZENS DISCLOSURE STATEMENT


         Pursuant to the provisions of Article IV of the Plan and Agreement of Exchange ("Agreement") by and between Citizens and Lifeline, Citizens hereby makes the following disclosures respecting the similarly numbered sections in the Agreement:

         4.2 Citizens filed a Form S-3 ("Statement") Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") which became effective on August 30, 2001. The Statement registers 2,000,000 shares of Citizens Class A Common Stock for sale to the public through the Citizens, Inc. Stock Investment Plan ("the Plan"), the creation of which is included in the Statement. Although the Statement by definition registers shares for sale to the public, the activities of the Plan involve the acquisition of Citizens Class A Common Stock through the public market, rather than directly from the public. The Plan provides for the participation by owners of insurance policies issued by the Citizens' subsidiaries, existing holders of Citizens Class A Common Stock, employees of Citizens, Inc., members of the marketing force of any of Citizens' subsidiaries, or any member of the public in general who elects to participate. The Plan is sponsored by Citizens, Inc. and will be administered by Mellon Bank.

         4.7 Delia Bolanos Andrade, Luis Martin Tapia Alberti, Sonio Lucia Montoya Botero, Luisa F. Botero and Carlos A Botero, Roberto Carlos Paniagua Cardona, Luis Rberto Paniagua Grisales, Blanca Numbia Cardona, and Fernando Hakim Daccach v. Citizens Insurance Company of America, Citizens, Inc., Negocios Savoy, S.A., Harold E. Riley, and Mark A. Oliver, Cause Number 99-09099 Travis County, Texas. A lawsuit seeking class action status with Fernando Hakim as the class representative and naming a class of all persons who made premium payments who are not residents of the United States as potential members of the class. The suit alleges that the policies are unregistered securities in violation of the Texas Blue Sky laws. In addition, the other plaintiffs made individual claims primarily under the Texas Deceptive Trade Practices Act. The DTPA claims relate to limitations and exclusions stated in the policies, excessive surrender charges stated in the policies, and the amount of premiums charged. The individual claimants also claim breach of contract (failure to provide the insurance as represented, not alleged but stated), fraud in the inducement, negligent misrepresentation, breach of duty of good faith and fair dealing. The plaintiffs have filed a motion for class certification. Defendants have filed an answering motion denying that the case is properly certifiable. Additionally, a motion for summary judgment has been filed by defendants on the issue of whether insurance policies issued to members of the putative class are unregistered securities in violation of the Texas Blue Sky laws. A hearing was held on October 16, 2001, regarding defendants' motion for summary judgment. On October 29, 2001, a hearing on the Class Certification was held.



                                   10.02.2-21

         Velma U Bayhi and David Bayhi v. Donald G. Welsh, Funeral Homes of Louisiana, Inc. dba Baker Funeral Home, Citizens, Inc., Lumbermens Mutual casualty Company and Kemper Insurance Companies, Cause number 468864 division M in the 19th District Court, Parish of East Baton Rouge, Louisiana. The funeral home is a subsidiary of Citizens Insurance Company of America. Mrs. Bayhi is making a claim for injuries from a collision between a hearse driven by Mr. Welsh and her stalled car. The hearse was insured with Lumbermens through Kemper. Mr. Bayhi also claims that he suffered emotional distress because he observed the crash. Kemper is defending Baker Funeral Home in this matter.

         George M. Campbell v. American Liberty Life Insurance Company, Case number 94-1625. Originally filed in the Parish of Ouachita, Louisiana in 1994--re-filed in 1998. Mr. Campbell had a hospitalization policy covering cancer. He filed a claim for two hospital stays at a V. A. hospital, but did not submit any bills from the hospital. The claim was denied because the policy required that the hospital provide services "...for compensation from its patients...." There was no activity in the case, until July, 2001, when defendant received a Request for Production of a certified copy of Mr. Campbell's policy.

         Juanita Hall v. Citizens Insurance Company of America and Rex Beverly, Civil Action Number CV 99-190, Marengo County, Alabama. Mrs. Hall claims that Rex Beverly and Assured Investors Life Insurance Company misrepresented the death benefit payable upon her husband's death. Following defendant's motion for summary judgment the court dismissed all tort claims and left open only a contract claim that the amount of the death benefit paid was incorrect. A rehearing was granted, however plaintiff's motion was denied.

         Velma Jenkins v. United Security Life Insurance Company, Jack Lane, and fictitious defendants. Filed as Cause Number 2001-142 in the Circuit Court of Noxubee County, Mississippi and removed to the United States District Court for the Southern District of Mississippi Eastern Division as Civil Action Number 4:01-CV-156LN. Remanded to County Court and all claims above $75,000 have been dismissed with prejudice. Plaintiff alleges that she intended to purchase a supplement to her major medical insurance coverage, but was sold a hospitalization policy. Plaintiff alleges that the agent and the insurance company engaged in a pattern and practice of misrepresentation and fraud as to the benefits and coverage on policies sold to consumers in the State of Mississippi. Plaintiff made claims under her policy for medication and for out patient treatments all of which were denied because the policy covered hospitalization. Plaintiff filed Interrogatories and Requests for Production with her original complaint. No hearings have been set.

         Mary Hart Whittington, Mayoda C. Parker, Sharon P. Browning, Patricia
M. Brown, Mary Catherine Rawles, and Barry Maricelli v. Citizens Insurance Company of America f/k/a United Security Life Insurance Company, American Investment Network f/k/a Great American Investment Network, Larry T. Reynolds, Virgil Styles, and Jesse L. Byrd. Cause number 251-01-713CIV, filed in the Circuit Court of the First Judicial District of Hinds County, Mississippi. Plaintiffs allege that the whole-life nature of the insurance policies was misrepresented to them as an investment because the policies would pay dividends. The plaintiff's allege fraud, negligent misrepresentation, negligence, civil conspiracy, breach of contract, conversion, and violation of Mississippi Securities laws.



                                   10.02.2-22

                                    EXHIBIT D
                            APPROVALS REQUIRED BY LAW


1.       Texas Insurance Department

2. U.S. Securities and Exchange Commission (approval not required; however, must declare Registration Statement Effective)

3. Colorado Division of Insurance (approval not required; however, notice required pursuant to Form B)



                                   10.02.2-23

                                    EXHIBIT E


                               _____________, 2001


Citizens, Inc.
Citizens Insurance Company of America
400 East Anderson Lane
Austin, Texas 78752

         Re: Plan and Agreement of Exchange between Citizens, Inc. and Lifeline Underwriters Life Insurance Company

Ladies and Gentlemen:

         We have acted as counsel to Lifeline Underwriters Life Insurance Company ("Lifeline") in connection with the above referenced agreement. This letter is provided to you pursuant to Paragraph 7.6(3) of the Plan and Agreement of Exchange, dated as of ____________________, 2001 (the "Agreement"), between Citizens, Inc. ("Citizens") and Lifeline. Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         Our opinions are limited in all respects to the substantive law of the State of Texas, and the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         We have relied upon factual representations made by Lifeline in Article III of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Lifeline, agreements and other instruments, certificates of officers and representatives of Lifeline, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of Lifeline.



                                   10.02.2-24

         Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

         1. To our knowledge, execution, delivery and performance of the Agreement by Lifeline shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Lifeline is a party or by which Lifeline is bound or the charter or bylaws of Lifeline or other governing instruments of Lifeline.

         2. The Agreement has been duly authorized, executed and delivered by Lifeline and is a legal, valid and binding obligation of Lifeline enforceable against Lifeline in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         3. Lifeline is a Texas insurance corporation validly existing and in good standing under the laws of the State of Texas;

         4. Lifeline has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Lifeline which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Lifeline from consummating the transactions contemplated by the Agreement;

         6. The authorized and, to our knowledge, outstanding capital stock of Lifeline is as stated in Section 3.3 of the Agreement.

         7. To our knowledge, except as set forth in the Agreement or Lifeline Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Lifeline, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Lifeline; and

         8. The execution, delivery, and performance of the Agreement, and the performance by Lifeline of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Texas or of the United States and will not contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license



                                   10.02.2-25
presently in effect, which affects or binds Lifeline or any of its material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of Lifeline.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.6(3) of the Agreement and, to the extent, if any, that the law of the State of Texas permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

         This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

         The use of the words "to our knowledge" means that during the course of our current and past representation of Lifeline no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                                       Very truly yours,



                                       Sneed Vine & Perry P.C.



                                   10.02.2-26

                                    EXHIBIT F

                               AFFILIATE AGREEMENT


Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752

Ladies and Gentlemen:

         I have been advised that I have been identified as a possible "affiliate" of Lifeline Underwriters Life Insurance Company, a Texas corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

         Pursuant to the terms of that certain Plan and Agreement of Exchange, dated as of _______________, 2001 (the "Exchange Agreement"), between the Company and Citizens, Inc., a Colorado corporation ("Citizens"), Citizens shall acquire all of the issued and outstanding $1.00 par value common stock of the Company ("Company Stock") for shares of no par value Class A Common Stock of Citizens ("Citizens Stock") pursuant to a share exchange (the "Exchange"). As a result of the Exchange, I will receive shares of Citizens Stock in exchange for shares of Company Stock owned by me on the Effective Date (as defined in the Exchange Agreement) of the Exchange as determined pursuant to the Exchange Agreement.

         A. In connection therewith, I represent, warrant and agree that:

                  1. I will not make any sale, transfer or other disposition of Citizens Stock I receive as a result of the Exchange in violation of the Securities Act or the Rules and Regulations.

                  2. I have been advised that the issuance of Citizens Stock to me as a result of the Exchange has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Exchange was submitted for a vote of the stockholders of the Company I may have been an "affiliate" of the Company, and the distribution by me of the shares of Citizens Stock I receive as a result of the Exchange has not been registered under the Securities Act, such shares must be held by me indefinitely unless (i) such distribution of such shares has been registered under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or (iii) such sale is pursuant to a transaction which, in the



                                   10.02.2-27
opinion of counsel reasonably satisfactory to Citizens or as described in a "no-action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

                  3. I have carefully read this letter and the Exchange Agreement and have discussed the requirements of the Exchange Agreement and other limitations upon the sale, transfer or other disposition of the shares of Citizens Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

         B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

                  1. Citizens is under no further obligation to register the sale, transfer or other disposition of the shares of Citizens Stock received by me as a result of the Exchange or to take any other action necessary in order to make compliance with an exemption from registration available, except as set forth in paragraph C below.

                  2. Stop transfer instructions will be given to the transfer agent of Citizens with respect to the shares of Citizens Stock I will receive as a result of the Exchange, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

         The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of an agreement dated ______________, 2001 between the registered holder hereof and Citizens, Inc., a copy of which agreement is on file at the principal offices of Citizens, Inc.

                  3. Unless the transfer by me of my shares of Citizens Stock is a sale made in conformity with the provisions of Rule 145 of the Rules and Regulations or made pursuant to a registration under the Securities Act, Citizens reserves the right to put on the certificates issued to my transferee a legend stating in substance:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except pursuant to a registration statement or in accordance with an exemption from the registration requirements of the Securities Act of 1933.

         It is understood and agreed that the legends set forth above shall be removed, and substitute certificates shall be delivered without any such legend, and the transfer agent will be instructed to effectuate transfers of shares of Citizens Stock if the undersigned delivers to Citizens a letter from



                                   10.02.2-28
the staff of the Commission or an opinion of counsel in form and substance reasonably satisfactory to Citizens to the effect that such legend is not required for the purposes of the Securities Act.

         C. By Citizens's acceptance of this letter, Citizens hereby agrees with me as follows:

                  1. For so long as and to the extent necessary to permit me to sell the Citizens Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Citizens will: (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether Citizens has complied with such reporting requirements during the 12 months preceding any proposed sale of the Citizens Stock by me under Rule 145; and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Citizens hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

                  2. It is understood and agreed that certificates with the legends set forth in paragraphs B.2. and B.3. above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Citizens Stock received in the Exchange and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Citizens Stock received in the Exchange and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Citizens has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Citizens, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                       Very truly yours,



Date:                                  [Name of Affiliate]
     ------------------------

ACCEPTED:

CITIZENS, INC.

By:
   --------------------------
   Mark A. Oliver, President

Date:
     ------------------------



                                   10.02.2-29

                                    EXHIBIT G


                               _____________, 2001



Lifeline Underwriters Life Insurance Company.
307 N. Glenwood
Tyler, Texas 75702

         Re: Plan and Agreement of Exchange between Citizens, Inc. and Lifeline Underwriters Life Insurance Company

Ladies and Gentlemen:

         We have acted as counsel to Citizens, Inc. ("Citizens") in connection with the above referenced agreement. This letter is provided to you pursuant to Paragraph 7.7(2) of the Plan and Agreement of Exchange, dated as of ____________________, 2001 (the "Agreement") between Citizens, Inc. ("Citizens") and Lifeline Underwriters Life Insurance Company ("Lifeline"). Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         In giving the opinion expressed below, insofar as such opinion relates to other than Federal law or the laws of jurisdiction other than the State of Colorado, we advise that our opinion is with respect to Federal law and the laws of the State of Colorado only and that, to the extent such opinion is derived from laws of other jurisdictions, the statements are based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions. Accordingly, the law covered by the opinion expressed herein is limited to the Federal law of the United States and the law of the State of Colorado.

         We have relied upon factual representations made by Citizens in Article IV of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of



                                   10.02.2-30

Citizens, agreements and other instruments, certificates of officers and representatives of Citizens, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of Citizens.

         Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

         1. To our knowledge, execution, delivery and performance of the Agreement by Citizens shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Citizens is a party or by which Citizens is bound or the charter or bylaws of Citizens or other governing instruments of Citizens.

         2. The Agreement has been duly authorized, executed and delivered by Citizens and is a legal, valid and binding obligation of Citizens enforceable against Citizens in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         3. Citizens is a Colorado corporation validly existing and in good standing under the laws of the State of Colorado;

         4. Citizens has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Citizens which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Citizens from consummating the transactions contemplated by the Agreement;

         6. The authorized and, to our knowledge, outstanding capital stock of Citizens is as stated in Section 4.2 of the Agreement;

         7. To our knowledge, except as set forth in the Agreement or Citizens' Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Citizens, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Citizens; and



                                   10.02.2-31

         8. The execution, delivery, and performance of the Agreement, and the performance by Citizens of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Colorado or of the United States and will not contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Citizens or any of its subsidiaries or any of their material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of Citizens.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.7(2) of the Agreement and, to the extent, if any, that the law of the State of Colorado permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

         This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

         The use of the words "to our knowledge" means that during the course of our current and past representation of Citizens and our past representation of Citizens no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                                       Very truly yours,



                                       Jones & Keller, P.C.



                                   10.02.2-32

                                    EXHIBIT H


                               _____________, 2001


Lifeline Underwriters Life Insurance Company.
307 N. Glenwood
Tyler, Texas 75702

         Re: Plan and Agreement of Exchange between Citizens, Inc. and Lifeline Underwriters Life Insurance Company

Ladies and Gentlemen:

         Our opinions as expressed below are based solely upon: (1) the information contained in the Proxy-Information Statement dated _______________________ (hereafter "Proxy Statement") as filed with the Securities and Exchange Commission; (2) the Plan and Agreement of Exchange ("the Plan") dated __________________ between Citizens, Inc. ("Citizens") and LifelineUnderwriters Life Insurance Company ("Lifeline"), together with Exhibits thereto; (3) the Marketing Development Agreement dated __________ between Lifeline, Combined Underwriters Life Insurance Company and the Red Little Combined Agency, Inc. (the "Agency"); (4) relevant information provided by the principals; (5) the Internal Revenue Code of 1986, as amended (hereinafter "IRC"), the regulations promulgated thereunder and the current administrative positions of the Internal Revenue Service ("IRS") contained in published Revenue Rulings and Revenue Procedures; and (7) existing judicial decisions. All of the above are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions which could adversely affect our opinions.

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         "Exchange" refers to the transaction set forth in the Plan. Capitalized terms herein have the same meaning as in the Plan.

         Shareholders residing or conducting business in foreign countries, states or municipalities having tax laws could be required to pay tax with respect to transactions in that country, state or municipality. We do not express any opinion as to foreign, state or local tax consequences of the Exchange. We do not express any opinion regarding alternative minimum tax consequences of the Exchange to any shareholder.

         The consequences described herein are not applicable to nonresident aliens, to foreign corporations, to debtors under the jurisdiction of a court in a case under Title 11 of the United States



                                   10.02.2-33

Code or in a receivership, foreclosure, or similar proceeding, to shareholders that are real estate investment trusts, to shareholders that are regulated investment companies, to shareholders that are tax exempt persons, to shareholders that are persons that hold their Lifeline Common Stock as part of a position in a "straddle" or as part of a "hedging" or other integrated transaction, to shareholders that are investment companies within the meaning of IRC Section 351(e), to shareholders who are dealers in securities, to shareholders who do not hold their common stock as capital assets, to shareholders who are financial institutions, or to shareholders who acquired or will acquire their shares in connection with stock option or stock purchase plans or in other compensatory transactions.

         The principal reasons for the Exchange can be summarized as follows:

                           (1) to become part of a combined entity with greater
                  financial strength and an enhanced competitive position as compared to the separate entities;

                           (2) to achieve improved capitalization and economies
                  of scale; and

                           (3) to provide greater liquidity and diversity to
                  Lifeline shareholders.

         This letter is conditioned on the accuracy of the factual information, assumptions and representations contained in the Proxy Statement and provided by Citizens and Lifeline, including the principal reasons for the Exchange expressed above and the following:

                           (1) that Citizens and Lifeline, in arriving at the
                  method used to determine the number of shares of Citizens Class A Common Stock to be received by each Lifeline shareholder, attempted in good faith to value the Lifeline Common Stock to be transferred and to value the Citizens Class A Common Stock to be Exchanged for such Lifeline Common Stock in an effort to ensure that each shareholder receiving Citizens Class A Common Stock pursuant to the Exchange received a number of shares of such stock approximately equal in value to the Lifeline Common Stock exchanged therefor;

                           (2) that Lifeline has no plan or intention to issue
                  additional shares of its stock that would result in Citizens losing control of Lifeline within the meaning of Section 368(c) of the IRC;

                           (3) that none of Citizens, Lifeline, any entity
                  related thereto, or shareholder thereof, have any plan or intention to redeem or otherwise reacquire any Citizens Class A Common Stock to be issued to Lifeline shareholders in the Exchange, and will not so redeem or otherwise reacquire such stock;

                           (4) that Citizens has no plan or intention to
                  liquidate Lifeline; to merge Lifeline with or into another corporation; to cause Lifeline to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of



                                   10.02.2-34
                  business; or to sell or otherwise dispose of the stock of Lifeline except for transfers described in Section 368(a)(2)(C) of the IRC;

                           (5) that following the Exchange, Citizens will
                  continue the historic business of Lifeline or use a significant portion of its historic business assets in a business;

                           (6) that Citizens and Lifeline will assume and pay
                  their respective reorganization expenses, if any, incurred in connection with the Plan and Exchange;

                           (7) that there is no corporate indebtedness between
                  Citizens or Lifeline that was issued, acquired or will be settled at a discount;

                           (8) that in the Exchange, shares of Lifeline Common
                  Stock will be exchanged solely for Citizens Class A voting Common Stock, with Citizens thereby obtaining control of Lifeline as defined in Section 368(c) of the IRC;

                           (9) that on the Effective Date of the Exchange,
                  Lifeline will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Lifeline that, if exercised or converted, would affect Citizens' acquisition or retention of control of Lifeline, as defined in Section 368(c) of the IRC;

                           (10) that Citizens does not own, nor has it owned
                  during the past five (5) years, directly or indirectly, any shares of Lifeline stock;

                           (11) that neither Citizens nor Lifeline are
                  investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the IRC;

                           (12) that neither Citizens nor Lifeline are under the
                  jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section 368(a)(3)(A);

                           (13) that the Exchange will be consummated and
                  qualify as a statutory exchange in full compliance with Texas law and will be consummated in accordance with the terms of the Plan;

                           (14) that in the event more than 2.5 percent of the
                  shareholders of Lifeline dissent to the Exchange, Citizens would exercise its option not to proceed with the Exchange (as permitted under the Plan) and the Exchange consequently would not be consummated;

                           (15) that no Lifeline Common Stock will be acquired
                  for consideration other than solely Citizens Class A Common Stock. For purposes of this



                                   10.02.2-35
                  representation, Lifeline Common Stock redeemed for cash or other property furnished by Citizens will be considered as acquired by Citizens. Further, no liabilities of Lifeline or the Lifeline shareholders will be assumed by Citizens, nor will any of the Lifeline Common Stock be subject to any liabilities;

                           (16) that Citizens will not assume nor repay any
                  Lifeline debt guaranteed by Lifeline shareholders nor will Citizens assume or repay any outstanding loans between Lifeline and its shareholders;

                           (17) that no compensation or agreement for services
                  received by any shareholder of Lifeline, or any entity related to a Lifeline shareholder, will be separate consideration for, or allocable to, any of their shares of Lifeline Common Stock; no shares of Citizens Class A Common Stock received by any Lifeline shareholder, or any entity related to any Lifeline shareholder, will be separate consideration for, or allocable to, any employment agreement or compensation agreement; and the compensation paid to any Lifeline shareholder, or any entity related to a Lifeline shareholder, will be for services actually performed and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

                           (18) that Lifeline will pay its dissenting
                  shareholders the value of their Lifeline Common Stock out of its own funds. No funds will be supplied or are required to be supplied (by law or otherwise) for that purpose, directly or indirectly, by Citizens, nor will Citizens, directly or indirectly, reimburse Lifeline for any payments to dissenters;

                           (19) that on the Effective Date of the Exchange, the
                  fair market value of the assets of Lifeline will exceed the sum of its liabilities plus the liabilities, if any, to which its assets are subject;

                           (20) that the Marketing Development Allowance
                  Agreement (the "MDA Agreement") between Lifeline, Combined Underwriters Life Insurance Company and the Red Little Lifeline Combined, Inc. ("Agency") was negotiated at arms-length; that the consideration to be paid by Lifeline to the Agency pursuant to the MDA Agreement will be for services actually to be performed and is reasonable in light of the services to be performed and the benefit to Lifeline and Citizens of retaining the Agency to preserve and increase the business in force issued by Lifeline;

                           (21) that Lifeline has sufficient cash-flow to make
                  payments required to be made to the Agency pursuant to the MDA Agreement; and



                                   10.02.2-36

                           (22) that Citizens will not render Lifeline unable to
                  honor its payments under the MDA Agreement such that Citizens would be required to make payments thereunder.

         We have relied on the truthfulness and accuracy of certificates of officers of Lifeline and Citizens regarding the above factual information, assumptions and representations. In the course of our representation of Citizens in connection with the transaction described herein, no facts have come to our attention that would give us actual knowledge that the certificates are not accurate. However, we have not undertaken any independent investigation to verify the accuracy of such factual information, assumptions and representations, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

         In rendering an opinion on the federal income tax consequences of such a transaction, reasonable steps have been taken to assure that all material tax issues are considered in light of the facts, and that all of such issues involving a reasonable possibility of challenge by the IRS are fully and fairly addressed. A "material tax issue" includes any tax issue that could have a significant impact (either beneficial or adverse) on any Lifeline shareholder participating in the Exchange under any reasonably foreseeable circumstances.

         The opinions expressed below are rendered only with respect to the specific matters described herein, and we express no opinion with respect to any other federal income tax aspects of the Exchange. Should any of the facts, circumstances or assumptions specified herein be subsequently determined incorrect or inaccurate, our conclusions may vary from those set forth below and such variance could be material. In addition, we do not opine as to the taxable or nontaxable status of any previous transactions not considered to be part of the Exchange.

         Accordingly, in our opinion, the material tax consequences of the Exchange are as follows:

                           (1) The Exchange will constitute a reorganization
                  within the meaning of IRC Section 368(a)(1)(B) and Citizens and Lifeline will each be a "party to a reorganization" within the meaning of IRC Section 368(b). No gain or loss will be recognized by the shareholders of Lifeline upon the exchange of their shares of Lifeline Common Stock for shares of Citizens Class A Common Stock. IRC Section 354(a).

                           (2) The tax basis of the shares of Citizens Class A
                  Common Stock received by a shareholder of Lifeline will be the same as the basis of the Lifeline Common Stock surrendered by that shareholder in the Exchange. IRC Section 358(a); IRC Regulation Section 1.358-1(a).

                           (3) The holding period of the shares of Citizens
                  Class A Common Stock received by a shareholder of Lifeline will include the period during which such shareholder held the Lifeline Common Stock exchanged therefor, to the extent that



                                   10.02.2-37
                  such stock was held by the shareholder as a capital asset on the date of the consummation of the Exchange. IRC Section 1223(1).

                           (4) Cash received by Lifeline shareholders who
                  properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the Lifeline Common Stock. Provided the shares were held as capital assets at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such shares was greater than one year. It is possible, that for some Lifeline shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income. IRC Sections 302, 301.

                           (5) No material gain or loss will be recognized by
                  Citizens or Lifeline as a result of the Exchange. IRC Sections 361 and 1032.

                           (6) Section 382 limits the Net Operating Loss
                  carryover of a company following an ownership change. Lifeline will be deemed to have an ownership change. After an ownership change, the amount of income that a corporation may offset each year by Net Operating Losses that occurred before the change is generally limited to an amount determined by multiplying the value of the equity of the corporation immediately prior to this change by the federal long-term tax exempt rate in effect on the date of the change. Any unused limitation may be carried forward and added to the next year's limitation, subject to certain limitations. To the extent Lifeline also has built-in losses as defined in IRC Section 382(h) as of the date of the Exchange, IRC Section 382 limits the utilization of such losses after the ownership change. IRC
                  Section 383 will similarly limit the utilization of excess credits, net capital losses, and foreign tax credits, if any, after the ownership change. In addition, IRC Section 384 limits the use of preacquisition losses to offset built-in gains, if any, after the ownership change. Regulations under IRC Sections 382 and 1502 implement the above restrictions.

                           (7) Each shareholder of Lifeline must file pursuant
                  to IRS Regulation 1.368-3(b), with his or her income tax return for the year in which the Exchange is consummated, a statement which provides details relating to the property transferred and securities received in the Exchange.

         The preceding discussion and opinions are based on our interpretations of the facts and assumptions, based on the IRC, the regulations thereunder and judicial and administrative interpretations thereof. They are subject to change by subsequent regulatory, administrative, legislative or judicial actions which could have an adverse effect on the validity of our opinions. Our opinions are effective as of the Effective Date for the Exchange as described in the Plan.



                                   10.02.2-38

         We do not express an opinion on the valuations of Lifeline or Citizens assets or common stock or the ratio of exchange of Lifeline Common Stock for Citizens Class A Common Stock.

         If the Exchange is transacted as outlined in the facts given, the material tax issues addressed singularly and in the aggregate will more likely than not be upheld under challenge by the IRS.

         Each Lifeline shareholder should consult his own qualified tax advisor to evaluate the tax effects of the Exchange based on his personal facts and circumstances.

                                       Very truly yours,



                                       JONES & KELLER, P.C.



                                   10.02.2-39